Exhibit 10.55

Amendment No. 2 To
FURTHER Amended and Restated Employment Agreement
February 19, 2013
This Amendment to the Agreement (defined below) is entered into as of February 19, 2013, by and among RenaissanceRe Holdings Ltd. (the “Company”) and Neill A. Currie (“Employee”). All terms not defined herein shall have the meaning ascribed to them in the Agreement.
WHEREAS, the Company and Employee are parties to that certain further amended and restated employment agreement dated as of February 19, 2009, as amended January 8, 2010 (the “Agreement”), which governs Employee's employment with the Company; and
WHEREAS, the Company and Employee desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:
The following provision shall be added as a new Section 4(f) of the Agreement:
“(f) Special Treatment of Certain Equity Awards Upon a Change in Control. Upon the occurrence of a Change in Control, provided Employee remains employed by the Company through the date of such Change in Control, all Awards consisting of restricted stock that as of their date of grant were subject to both service- and performance-based vesting requirements (other than the Special Equity Grant which shall be governed by Section 4(e)(x)) shall immediately fully vest based on target level attainment of the performance goals applicable to such Awards, or if greater, based on pro-forma performance over the entire performance period extrapolated from the performance run rate through the end of the fiscal year immediately preceding the year in which such Change in Control occurred.”
Section 8(b)(vi) of the Agreement shall be amended in its entirety to read as follows:
“(A) Vesting, as of the date of termination, of all Awards, other than (i) the Special Equity Grant, which shall be governed by Section 4(e)(viii), and (ii) Awards consisting of restricted stock that as of their date of grant were subject to both service- and performance-based vesting requirements, which shall either (1) if, as of the date of such termination, the applicable performance period has expired, vest immediately based on the actual level of attainment of the applicable performance goals without regard to such termination of employment, or (2) if, as of the date of such termination, the applicable performance period has not expired, vest immediately on a pro rata basis based on the number of days elapsed from the commencement of the applicable performance period through and including the date of such termination, based on target level attainment of the performance goals applicable to such Awards, and (B) any Awards that are stock options shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term and (z) the fifth anniversary of the date of termination.”
Section 8(d)(vii) of the Agreement shall be amended in its entirety to read as follows:

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Exhibit 10.55

“(A) Vesting, as of the date of termination, of all Awards, other than (i) the Special Equity Grant, which shall be governed by Section 4(e)(viii), and (ii) Awards consisting of restricted stock that as of their date of grant were subject to both service- and performance-based vesting requirements, which shall either (1) if, as of the date of such termination, the applicable performance period has expired, vest immediately based on the actual level of attainment of the applicable performance goals without regard to such termination of employment, or (2) if, as of the date of such termination, the applicable performance period has not expired, vest immediately on a pro rata basis based on the number of days elapsed from the commencement of the applicable performance period through and including the date of such termination, based on target level attainment of the performance goals applicable to such Awards, and (B) any Awards that are stock options shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term and (z) the day prior to the second anniversary of the date of termination.”
The first sentence of Section 8(f)(iii) shall be amended in its entirety to read as follows:
“If such termination is a Retirement (A) any Awards which are stock options and which have been held by Employee for at least one year at the time of Retirement (1) and which are unvested at the date of termination shall continue to vest as if Employee had remained employed through the applicable vesting period, and (2) shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term and (z) the day prior to the fifth anniversary of the date of termination, and (B) any Awards consisting of restricted stock that as of their date of grant were subject to both service- and performance-based vesting requirements (other than the Special Equity Grant, which shall be governed by Section 4(e)(ix)) shall either (1) if, as of the date of such termination, the applicable performance period has expired, vest immediately based on the actual level of attainment of the applicable performance goals without regard to such termination of employment, or (2) if, as of the date of such termination, the applicable performance period has not expired, remain outstanding through the last day of the applicable performance period without regard to such termination of employment and vest on a pro rata basis based on the number of days elapsed from the commencement of the applicable performance period through and including the date of such termination, if at all, based on the actual level of attainment of the applicable performance goals.”
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Except as otherwise specifically set forth herein, all terms and provisions of the Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.
/s/ Neill A. Currie
Neill A. Currie

/s/ Stephen H. Weinstein
RenaissanceRe Holdings Ltd.
By:Stephen H. Weinstein
Title: Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

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